Exhibit 10.25

                    AMERICAN HOME PRODUCTS CORPORATION

                   NONFUNDED DEFERRED COMPENSATION PLAN
                FOR DIRECTORS, AS AMENDED JANUARY 25, 1996

1.   Method of Election to Defer Payment

     Pursuant to the provisions of this Plan, any director of the Company not a corporate officer may elect on or before the last business day of any month to defer payment of all or a specified part of that director's retainer and fee for service and attendance at Board and Committee meetings for the following calendar month and thereafter by filing a written notice substantially in the form attached hereto as Annex A with the Secretary of the Company. This notice shall specify:

     a)   the effective date of the deferral;

     b)   the amounts to be deferred;

     c)   the length of time of the deferral;

     d)   the method of payment of the deferred amount.

2.   Deferral in Cash With Interest

     The deferred payment will accrue interest from the date on which payment thereof would have been made if this Agreement were not in effect. Such interest shall accrue up to the date of distribution at a rate based on the average of the quarter end yields for a ten year period (ending September 30 of the prior year) of 10 Year U.S. Treasury notes plus 2 percent.

3.   Time and Method of Payment

     Payment of the deferred amount shall be made in a lump sum in January of the first calendar year after the individual ceases to be a director of the Company, unless the individual has indicated on the notice filed with the Secretary of the Company that payment shall be made in not more than ten annual installments beginning:

     a)   on January 10th of a specified calendar year;  or

     b) on January 10th of the first calendar year after the individual ceases to be a director of the Company.

     In the event the individual dies before payment of all of the deferred amount, the full remaining balance shall be paid in a lump sum to the individual's estate or as specified in his or her will.

     Where the director receives the balance of the deferred account in annual installments, the first installment of deferred compensation shall be a fraction of the value of the entire deferred compensation credited to a director's account under this Plan. The numerator of that fraction shall be "one" (1) and the denominator shall be the total number of installments during which the compensation is to be paid. Each subsequent annual installment shall be calculated in the same manner except that (a) the denominator in the fraction shall be reduced by the number of annual installments which have been previously paid and
     (b) the director's account shall be reduced by the amount of any installments paid, but shall be credited with interest at the rate set out in Section 2 hereof.

4.   Termination or Modification of Election to Defer Payment

     A written election to defer payment pursuant to this Plan shall continue in effect until the director files a written notice of termination or modification of such election with the Secretary of the Company. The termination shall be effective as of the date of receipt by the Secretary or as of such future date as is specified in such notice. An election may be modified as to:

     a)   amount of deferral;

     b)   length of time of deferral;  and

     c)   method of payment of the deferred amount.

     Any modification shall be effective upon the last day of the calendar month in which such written notice is received by the Secretary of the Company or such later date as is specified in the notice. No more than two (2) modifications of (a), (b) or (c) may be made in any calendar year.

     Amounts credited to the account of a director prior to the effective date of any such termination or modification shall not be affected thereby and, subject to paragraph 6 below, shall be paid only in accordance with paragraph 3 of the Plan.

5.   Payments Not Assignable

     The deferred amount, including the interest thereon credited to the account of an individual under this Plan shall not be subject to assignment by the individual. If any such assignment is made, the Company may disregard such assignment and discharge its obligation hereunder by making payment as though no such assignment had been made.

6.   Payment in Hardship Cases

     A director may request, and the Company may for good cause in its sole discretion approve, the payment of principal and accrued interest in a lump sum or accelerated installments in lieu of the method of payment elected by the director.

7.   Amendment or Termination of Plan

     The Company reserves the right to amend, modify or terminate this Plan at any time by action of its Board of Directors, provided that such action shall not adversely affect any participant's right to receive payment pursuant to the terms of this Plan of any unpaid amounts which were deferred prior to such action.

8.   Annual Statements

     A statement shall be delivered to each participant in this Plan as soon as practicable after the end of each calendar year setting forth the amount deferred, the amount of interest accrued thereon, the amount of any payments during the year and the current rate of interest applicable to the Plan as determined by the Treasurer of the Company.

                                                  Annex A



                            NOTICE OF ELECTION
                             TO DEFER PAYMENT
                                    OF
                          DIRECTOR'S COMPENSATION


To:  Corporate Secretary
     American Home Products Corporation
     Five Giralda Farms
     Madison, NJ  07940

Pursuant to the terms of the American Home Products Corporation
Nonfunded Deferred Compensation Plan for Directors (the "Plan"),
I hereby elect to defer payment of my director's compensation as follows:

1)   Effective Date of Deferral:

          Effective the last day of this month until further notice; or

          Effective from _____________, 19___, until further notice; or

          Effective from _____________, 19___, until ___________,
19___,

2)   Amount of Compensation to be Deferred:

          The entire amount of my compensation;  or

          _______________ % of my compensation each month.

3)   Method of Payment:

     Payment of my deferred compensation shall be made as follows:

          Lump-sum;  or

          Ten Annual Installments;  or

          ____________ Annual Installments (not exceeding 10).

4)   Time of Payment:

     Payment of my deferred compensation shall be made (in a lump-sum, or in the number of installments indicated above) beginning;

          On January 10th of the first calendar year after I cease to be a director of the Company; or

          On January 10th of 19___.

     Pursuant to the terms of the Plan, this election shall continue in effect until I file a written notice of termination or modification with the Secretary of the Company.

Signed:__________________________

Dated: __________________________

                    AMERICAN HOME PRODUCTS CORPORATION

                   NONFUNDED DEFERRED COMPENSATION PLAN
                FOR DIRECTORS, AS AMENDED JANUARY 25, 1996


                                   INDEX


                                                            Page

Method of Election to Defer Payment.......................1

Deferral in Cash with Interest............................1

Time and Method of Payment................................1

Termination or Modification of Election to Defer Payment..2

Payments Not Assignable...................................2

Payment in Hardship Cases.................................3

Amendment or Termination of Plan..........................3

Annual Statements.........................................3

Form of Notice of Election to Defer.......................Annex A